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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Members

Infobahn Technologies, LLC (dba Digital Genesis):

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California


November 17, 1999